Impact Medical Solutions Announces Appointment of New Director and Corporate Update

Huntington Beach, California, January 28, 2009 - Impact Medical Solutions, Inc. (OTCBB: IMSU), a medical technology company, announced today that Mr. Mark A. Billings has joined the Company's Board of Directors.  Mr. Billings is a founding Partner at Atwater Financial Group Inc., a Montreal-based financial consultancy group that provides corporate finance advisory services to small-cap companies.  He is also the President and CEO of Orex Exploration Inc., a junior gold exploration company, and CEO of Argex Silver Capital Inc., a Capital Pool Company.  Mr. Billings is active as a Director and advisor to several private and public corporations.  He received a Master of Business Administration degree, with honours, from the Harvard Business School, and in 2002, was awarded the Chartered Financial Analyst (CFA) designation from the CFA Institute in Charlottesville, Virginia.

“I’m very pleased to welcome Mark to the Board of Directors,” said Wayne D. Cockburn, President and CEO of Impact Medical Solutions.  "Mark has an extensive background in a wide range of industries, including several senior managerial functions.  He possesses a wealth of knowledge and expertise in corporate finance, and his experience, skills, and talents will add further strength to our Board.  We look forward to working with Mark as we continue our ongoing efforts to enhance shareholder value."

Mr. Cockburn also announced that the Company continues to make good progress in the development of its proprietary medical technology, the Muscle Pattern Recognition (MPR) System.  “The MPR System continues to perform well in our pilot studies,” said Mr. Cockburn.  “We expect to accumulate enough data over the next two quarters to allow us to successfully move into an independent, pivotal trial of the system at a number of clinical sites in the United States, Canada and possibly Europe.  Upon completion of this study, we hope to have sufficient data to support a strong filing with the regulatory bodies, and subsequently move into commercialization of the MPR System in North America and Europe.  The addition of Mr. Billings to our Board is the first step in our plans to further strengthen the management team at Impact, and we expect further announcements later this year.”

About Impact Medical Solutions
Impact Medical Solutions (OTCBB: IMSU) is engaged in the research and commercial development of healthcare information systems and technology. To date, it has focused on developing a proprietary platform called Muscle Pattern Recognition (MPR), a unique clinical tool for the analysis of muscle function.  MPR analyzes patterns of muscle recruitment and provides detailed physiological information on muscle function that can assist in the diagnosis and treatment of back and neck injuries and illness.

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to materially differ from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of our competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability. A further list and description of these risks, uncertainties and other matters can be found in the company's annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Impact Medical Solutions, Inc’s Annual Report on Form 10-K filed with the SEC on April 17, 2007. Impact Medical Solutions cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

For further information about Impact Medical Solutions, please visit:  www.impactmedsol.com

Contact:
Wayne D. Cockburn
Impact Medical Solutions, Inc.
Bus.  +514-843-5959, ext. 110
Fax.  +905-248-5353
Email:  wcockburn@impactmedsol.com